JOINT FILING AGREEMENT

This JOINT FILING AGREEMENT is made and entered into by and among Iridian Asset Management LLC, David L. Cohen and Harold J. Levy.

The parties to this Agreement hereby agree to prepare jointly and file timely (or otherwise deliver as appropriate) all filings on Schedule 13D and Schedule 13G (the "Filings") required to be filed by them pursunat to Section 13(d) or 13(g) under the Securities Exchange Act of 1934, as amended, with respect to their respective ownership of any securities of Facet Biotech Corporation that are requireed to be reported on any Filings. Each party to this Agreement further agrees and covenants to the other parties that it will fully cooperate with such other parties in the preparation and timely filing (and other delivery) of all such Filings.

Date: October 6, 2009



                              IRIDIAN ASSET MANAGEMENT LLC

                              By: /s/    Jeffrey M. Elliott
                                   ----------------------------------
                                       Jeffrey M. Elliott
                                       Executive Vice President



                             By:   /s/   David L. Cohen
                                   ----------------------------------
                                        David L. Cohen


                             By:   /s/   Harold J. Levy
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                                        Harold J. Levy